UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of Huntsman Corporation was held on May 6, 2010, and the matters voted upon at the Annual Meeting and the results of the votes were as follows:

1.                                       The three nominees named below were elected to serve as Class III directors of the board of directors, to serve until the 2013 Annual Meeting, until a successor is elected and qualified, or until his earlier death, resignation or retirement, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Nolan D. Archibald	166,354,212	14,711,477	35,095,966
H. William Lichtenberger	178,844,281	2,221,408	35,095,966
M. Anthony Burns	178,196,665	2,869,024	35,095,966

2.                                       The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2010 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
212,635,965	3,341,121	184,569

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ KURT D. OGDEN
Vice President, Investor Relations

Dated: May 12, 2010